UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

On May 20, 2010, we held our annual meeting of shareholders to consider and act upon a proposal to elect six directors of Porter Bancorp to serve until the 2011 Annual Meeting of Shareholders.

The following directors were elected, receiving the votes as noted.

Director	For	Withhold	Broker Non-Votes
Maria L. Bouvette	7,899,129	10,391	0
David L. Hawkins	7,827,765	81,755	0
W. Glenn Hogan	7,899,286	10,234	0
Sidney L. Monroe	7,853,041	56,479	0
J. Chester Porter	7,497,080	412,440	0
Stephen A. Williams	7,848,785	60,735	0

The shareholders also considered a resolution to approve, in a non-binding advisory vote, the compensation of the company’s executives.  The resolution to approve the compensation of the company’s executives was approved by the shareholders, as noted below.

For	Against	Abstain	Broker Non-Votes
8,167,718	29,991	94,164	0

No other proposals were voted upon at the annual meeting.

Item 7.01. Regulation FD Disclosure.

In a press release dated May 20, 2010, Porter Bancorp, Inc. announced that shareholders elected six directors and approved a non-binding advisory vote on the compensation of the company’s executives at its annual meeting of shareholders.

A copy of the press release is attached hereto as, respectively, Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Porter Bancorp, Inc. on May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2010	Porter Bancorp, Inc.

		By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 20, 2010